SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 19, 2003

                                 GOAMERICA, INC.


               (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-29359               22-3693371
----------------------------   ----------------------   --------------------
(State or Other Jurisdiction  (Commission File Number)  (IRS Employer
            of Incorporation)                            Identification No.)



     433 HACKENSACK AVENUE, HACKENSACK NJ             07601
     ------------------------------------             -----
   (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (201) 996-1717

ITEM 5. OTHER EVENTS

On December 19, 2003, the Company announced that it had executed definitive agreements with multiple investors providing for the investors to purchase
96,666,666 shares of the Company's Common Stock, par value $.01, for an aggregate purchase price of $14.5 million in a private placement offering (the "Financing"). The proposed Financing, which is subject to standard conditions, has been approved by the Company's Board of Directors and is being presented to GoAmerica's stockholders for approval at a special stockholder meeting to be held in early 2004. The Company has filed a preliminary proxy statement with respect to such special meeting of GoAmerica stockholders, the date for which will be established after any review of the preliminary proxy statement by the Securities and Exchange Commission is complete. The Company's Board of Directors has set December 31, 2003 as the Record Date for determination of stockholders entitled to receive notice of and vote at the special stockholder meeting. Aaron Dobrinsky, the Company's Executive Chairman, and Joseph Korb, the Company's Executive Vice Chairman, have entered into voting agreements with the Company to vote for the proposals to be presented at the special stockholder meeting.

As part of the Financing, on December 19, 2003, GoAmerica received an approximately $1 million secured bridge loan from the investors, which loan is not dependent on stockholder approval, pursuant to 10% Senior Secured Convertible Promissory Notes (the "Notes") and certain warrants. The Notes were purchased by the investors at their par value in proportional amounts to their aggregate investment commitments in the Financing. The principal on the Notes and accrued interest are due and payable on March 18, 2004, subject to extension for up to another 30 days upon the consent of the Company and the holders of a majority-in-interest of the Notes. Upon closing of the Financing after stockholder approval, the Notes and all accrued interest will automatically convert into Common Stock at a price of $0.15 per share. Payment of the Notes' principal and interest is secured by a pledge of the stock of the Company's wholly owned subsidiary, Wynd Communications Corporation.

Material documents relating to the Financing are filed as exhibits to this Current Report on Form 8-K and should be read in their entirety for a complete understanding of the Financing as well as what the Company has agreed in the event that GoAmerica stockholders do not approve the proposed Financing at the special stockholder meeting.

On December 23, 2003, the Company executed a settlement agreement with Eastern Computer Exchange, Inc. ("Eastern Computer") with respect to certain payment obligations pursuant to two equipment leases (the "Leases") by agreeing to pay Eastern Computer $350,000 upon closing the Financing in exchange for a full release of the Company and its affiliates. Eastern Computer had filed suit against the Company on July 2, 2003 (the "Litigation"), seeking monetary amounts of up to approximately $800,000 and dismissed the action without prejudice in October 2003 pending settlement discussions. In the event that the Financing does not close and the Company does not secure alternate financing by March 22, 2004, the Company has acknowledged and agreed to the entry of a judgment against the Company for the full amount of the Company's original debt pursuant to the Litigation.

In addition to the Financing and the settlement with Eastern Computer, the Company had previously entered into arrangements with certain of its creditors to relieve the Company of approximately $12 million of debt and contingent liabilities.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

4.1 Purchase Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc. and each of the Investors

4.2 Registration Rights Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc. and each of the Investors

4.3 Escrow Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc., Sunrise Securities Corp. and Pedley Zeilke Gordinier & Pence, PLLC

4.4             Form of 10% Senior Secured Convertible Promissory Note

4.5             Form of Warrant to  Purchase  Common  Stock of  GoAmerica,  Inc.
                (issued to the Investors)

4.6 Warrant to Purchase Common Stock of GoAmerica, Inc., issued to Derek Caldwell as nominee for Sunrise Securities Corp.

4.7 Warrant to Purchase Common Stock of GoAmerica, Inc., issued to Amnon Mandelbaum as nominee for Sunrise Securities Corp.

4.8 Pledge Agreement, dated as of December 19, 2003, by and between GoAmerica, Inc., each of the Investors, and Pedley Zielke, Gordinier & Pence, PLLC

4.9 Form of Voting Agreement entered into by GoAmerica, Inc. with each of Aaron Dobrinsky and Joseph Korb


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GOAMERICA, INC.



                         By: /s/ Daniel R. Luis
                            ----------------------------
                                 Daniel R. Luis
                                 Chief Executive Officer



Dated: December 24, 2003

                                  EXHIBIT INDEX

EXHIBIT         DESCRIPTION
NUMBER

4.1 Purchase Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc. and each of the Investors

4.2 Registration Rights Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc. and each of the Investors

4.3 Escrow Agreement, dated as of December 19, 2003, by and among GoAmerica, Inc., Sunrise Securities Corp. and Pedley Zeilke Gordinier & Pence, PLLC

4.4             Form of 10% Senior Secured Convertible Promissory Note

4.5             Form of Warrant to  Purchase  Common  Stock of  GoAmerica,  Inc.
                (issued to the Investors)

4.6 Warrant to Purchase Common Stock of GoAmerica, Inc., issued to Derek Caldwell as nominee for Sunrise Securities Corp.

4.7 Warrant to Purchase Common Stock of GoAmerica, Inc., issued to Amnon Mandelbaum as nominee for Sunrise Securities Corp.

4.8 Pledge Agreement, dated as of December 19, 2003, by and between GoAmerica, Inc., each of the Investors, and Pedley Zielke, Gordinier & Pence, PLLC

4.9 Form of Voting Agreement entered into by GoAmerica, Inc. with each of Aaron Dobrinsky and Joseph Korb

                                        3